UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             ---------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): September 29, 2003

                          THE WASHINGTON POST COMPANY
            (Exact name of registrant as specified in its charter)

         Delaware                    1-6714                     53-0182885
     (State or other        (Commission File Number)         (IRS Employer
       jurisdiction                                          Identification
    of incorporation)                                          Number)

        1150 15th Street, N.W.                          20071
           Washington, DC                            (Zip Code)
(Address of principal executive offices)


                                (202) 334-6000
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

Offer to Purchase Certain Options Granted to Kaplan, Inc. Employees

          On September 29, 2003, The Washington Post Company (the "Company") announced that it was offering $138 million dollars for approximately 55 percent of the option shares of its subsidiary, Kaplan, Inc. ("Kaplan"), held by Kaplan managers under the Kaplan stock option plan (the "Offer"). The Company is offering Kaplan stock option holders a 10% premium over the current stock value set by the Compensation Committee of the Company's Board of Directors. The Offer is contingent on at least 90 percent of eligible shares being tendered by October 28, 2003. If fewer shares are tendered, the Offer will lapse. If the Offer is accepted, the Company will own approximately 95% of Kaplan common stock on a fully diluted basis.

          A copy of the press release (including a letter to shareholders of the Company) further describing the Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

C.       Exhibits.

Exhibit No.              Description

99.1                     Press Release dated September 29, 2003.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       The Washington Post Company


Date:  September 29, 2003              By: /s/ John B. Morse, Jr.
                                           -------------------------------
                                           Name:  John B. Morse, Jr.
                                           Title:  Vice President - Finance



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                                 EXHIBIT INDEX


Exhibit No.        Description

Exhibit 99.1       Press Release dated September 29, 2003.